    As filed with the Securities and Exchange Commission on February 9, 2004
                                                  Registration No. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                            CATSKILL LITIGATION TRUST
       (Exact Name of Registrant as Specified in Its Declaration of Trust)

            Delaware                       6733                      16-6547621
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)  Identification Number)

                          -----------------------------

                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 888-7400
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        ---------------------------------

                             JOSEPH E. BERNSTEIN AND
                     PAUL A. DEBARY, THE LITIGATION TRUSTEES
                       C/O CHRISTIANA BANK & TRUST COMPANY
                                1314 KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 888-7400
 (Name, Address,  Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                          -----------------------------

                                   Copies to:

                            ROBERT H. FRIEDMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & Wolosky LLP
                                PARK AVENUE TOWER
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                          -----------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   As soon as practicable after this Registration Statement becomes effective.

                          ----------------------------

          If any of the  securities  being  registered  on this  form  are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box.  /  /

          If  this  Form is  filed  to  register  additional  securities  for an offering  pursuant to Rule 462(b) under the Securities  Act, check the following box and list the Securities  Act  registration  statement  number of the earlier effective registration statement for the same offering.  /  /

          If this form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering.  /  /

          If this form is a  post-effective  amendment  filed  pursuant  to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering.  /  /

          If delivery of the  prospectus is expected to be made pursuant to Rule
434, check the following box.  /  /

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                          Proposed          Proposed
   Title of Each Class of                                 Maximum           Maximum           Amount of
         Securities                 Amount to be       Offering Price   Aggregate Offering   Registration
       to be Registered             Registered(1)          Per Unit           Price              Fee
-----------------------------------------------------------------------------------------------------------
Units ("Units") of                     3,693,794            $0(2)              $0                $0
Catskill Litigation
Trust (the "Litigation
Trust")
-----------------------------------------------------------------------------------------------------------
Total                                                       $0
===========================================================================================================

(1)  In the  event of a Unit  split,  Unit  dividend  and  similar  transactions involving  the  Registrant's  Units  of the  Litigation  Trust,  the  Units
     registered hereby shall automatically be increased or decreased pursuant to
     Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2)  Estimated  solely  for  the  purpose  of  calculating  the  amount  of  the registration  fee pursuant to Rule 457(f) of the  Securities  Act, based on the book value of the Registrant as of January 12, 2004.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS  EFFECTIVE  DATE UNTIL THE  REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE  SECURITIES AND EXCHANGE  COMMISSION  (THE "SEC"),
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  THIS REGISTRATION STATEMENT ON FORM S-1 IS BEING FILED IN CONNECTION WITH THE
  REGISTRATION OF THE RESALE OF UNITS OF CATSKILL LITIGATION TRUST, A DELAWARE
        STATUTORY TRUST (THE "REGISTRANT"), HELD BY EMPIRE RESORTS, INC.
            (THE "DISTRIBUTOR") IN CONNECTION WITH A DIVIDEND OF THE
            UNITS BY THE DISTRIBUTOR TO ITS HOLDERS OF COMMON STOCK.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2004

    The information in this Preliminary Prospectus is not complete and may be changed. The Distributor may not sell these Securities until the
    Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these
      Securities and it is not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                 3,693,794 UNITS

                            CATSKILL LITIGATION TRUST

          This is a prospectus for the distribution of 3,693,794 of our Units to certain  shareholders  of Empire  Resorts,  Inc.,  a Delaware  corporation  (the
"Distributor").  These Units are being  distributed  by the  Distributor  to its common  stockholders.  These Units were originally issued in connection with the formation  of  the  Litigation  Trust  as  part  of the  Distributor's  recently completed  consolidation with Monticello Raceway  Management,  Inc.,  Monticello
Casino Management,  LLC, Monticello Raceway Development  Company, LLC and Mohawk
Management,   LLC  (the   "Consolidation").   As  a  condition  to  closing  the
Consolidation,   each  of  Catskill  Development,   L.L.C.,  Monticello  Raceway
Development Company, LLC and Mohawk Management,  LLC assigned to us all of their claims under or related to the  alienation and  frustration of their  agreements and business  relations  with the St. Regis Mohawk Tribe and their rights to any proceeds  from any  settlement  or  award  that may  arise  from any  litigation relating to that claim. We were then required to evidence the prorata  ownership of the  interests  in the  claims  assigned  through  the  issuance  of units of ownership  of the  Litigation  Trust  (each a "Unit").  We will not  receive any proceeds  as a result of the  distribution  of the Units  registered  under this
Prospectus.

          There is currently no trading market for our Units.  Our Units are not listed on any exchange or a national market and no trading market is expected to develop.

          Our principal  executive  offices are located at c/o Christiana Bank &
Trust Company, 1314 King Street,  Wilmington,  Delaware 19801, and our telephone number there is (302) 888-7400

--------------------------------------------------------------------------------
THIS INVESTMENT  INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON
PAGE 4.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other regulatory body has approved or  disapproved  of these  securities  or passed  upon the  accuracy or adequacy of this prospectus.  Any  representation  to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this prospectus is February [ ], 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

                                       i

                               PROSPECTUS SUMMARY

THE LITIGATION TRUST AND THE LITIGATION CLAIMS

          We are a  statutory  trust  (the  "Litigation  Trust")  created  under
Delaware law pursuant to a declaration of trust (the "Declaration of Trust") and the filing of a  certificate  of trust filed with the  Secretary of State of the
State of Delaware on January 12, 2004.  Our formation was a condition  precedent to the  consolidation of Empire Resorts,  Inc.  ("Empire  Resorts"),  Monticello
Raceway Management,  Inc., Monticello Casino Management, LLC, Monticello Raceway
Development Company, LLC and Mohawk Management, LLC (the "Consolidation").  Also
as a condition to completing the  Consolidation,  each of Catskill  Development,
LLC,  Monticello Raceway  Development  Company,  LLC and Mohawk Management,  LLC
agreed to assign to us all of their  claims  under or related to the  alienation and  frustration of their  agreements and business  relations with the St. Regis
Mohawk Tribe and their rights to any proceeds from any  settlement or award that may arise from any  litigation  relating to that claim.  Our  litigation  claims arise from the efforts of each of Catskill Development,  LLC, Monticello Raceway
Development  Company,  LLC,  and Mohawk  Management,  LLC to develop with the St
Regis  Mohawk Tribe a Class III Gaming  casino in  Monticello,  New York.  After spending  several  years and  substantial  funds to develop and obtain  required approvals  for the casino,  Park Place  Entertainment  Corporation,  the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an  agreement  providing  for the St.  Regis  Mohawk  Tribe to commit their future  casino  development  efforts  exclusively  to Park  Place  Entertainment
Corporation.  That agreement  conflicted with the Mohawk Tribe's agreements with
Catskill  Development,  Monticello  Raceway  Development and Mohawk  Management.
There  are two  lawsuits  presently  pending.  The  first  lawsuit  is  Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern  District of New York).  This lawsuit had initially been dismissed on a motion for summary  judgment.  However,  those  rulings have been appealed.  In addition,  the trial court vacated the earlier  decision  granting summary  judgment  to Park  Place  Entertainment,  in order to allow  additional discovery  proceedings.  The second  lawsuit is  Catskill  Development,  L.L.C.,
Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit is in its preliminary stages.  The  purposes  of the  Litigation  Trust  are  the  prosecution  of the
Litigation  Claims now pending or  hereafter  filed  through the recovery of any settlement or final judgments  thereof and the distribution of the net amount of any such recoveries to the beneficiaries of the Litigation Trust.

DESCRIPTION OF THE LINE OF CREDIT

          Empire  Resorts has provided a line of credit (the  "Credit  Line") of
$2,500,000  to us for  the  purpose  of  paying  any  and  all  expenses  of the
Litigation Trust permitted under the Declaration of Trust.

THE TRUSTEES

          Joseph E.  Bernstein  and Paul A. deBary are our  litigation  trustees
(the  "Litigation  Trustees").  They have the authority to make all decisions in connection with the prosecution of our litigation  claims,  including  selecting and supervising existing and any new counsel,  instituting  additional lawsuits, drawing on funds from the Credit Line and deciding  whether or not to accept any settlement offer.

          Christiana Bank & Trust Company is our administrative trustee. The primary  function of the  administrative  trustee is to fulfill our  requirement under  Delaware  law to have one trustee  with its  principal  place of business located  within  the state of  Delaware  and to perform  certain  administrative functions  pursuant  to the  Declaration  of Trust and at the  direction  of our
Litigation Trustees.

NO EXISTING TRADING MARKET FOR OUR UNITS

          There is no current trading market for our Units and one is not likely to  develop.  We have no current  plans to apply to have our Units  traded on an exchange or a national  market.  Even if a market for our Units develops,  there would likely be minimal trading, limited liquidity and there can be no assurance as to the price at which our Units  would trade at any time and such price could be subject to rapid and substantial change,  depending upon, among other things, developments regarding our litigation claims. See "Risk Factors."

          THE UNITS ARE HIGHLY SPECULATIVE SECURITIES THAT INVOLVE A HIGH DEGREE
OF RISK. See "Risk Factors."

THE OFFERING

          The Units  being  offered  for resale  under this  prospectus  consist entirely of outstanding Units held by the Distributor.

Units offered by us:                                   None

Units which may be sold by the                         3,693,794
Distributor:

Use of Proceeds:                                       We will not  receive  any
                                                       proceeds     from     the
                                                       distribution of the Units
                                                       offered       by      the
                                                       Distributor  hereby.  The
                                                       Units being offered under
                                                       this  prospectus  consist
                                                       entirely  of Units  being
                                                       distributed     by    the
                                                       Distributor to its common
                                                       stockholders.  There will
                                                       thus be no proceeds  from
                                                       the  distribution  of the
                                                       Units   offered   by  the
                                                       Distributor hereby.

Risk Factors:                                          The   ownership   of  our
                                                       Units   involves  a  high
                                                       degree   of   risk.   You
                                                       should  carefully  review
                                                       and    consider     "Risk
                                                       Factors"   beginning   on
                                                       page 4.

                                  RISK FACTORS

          THE OWNERSHIP OF OUR UNITS  INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS AND ALL OF THE OTHER  INFORMATION
SET FORTH IN THIS  PROSPECTUS.  THE RISKS  DESCRIBED BELOW ARE NOT THE ONLY ONES
FACING US.  ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM
IMMATERIAL MAY ALSO IMPAIR US.

WE WILL BE CONTROLLED BY OUR LITIGATION TRUSTEES

          Pursuant to the  Declaration  of Trust,  all decisions  concerning the conduct  of our  litigation  claims,  drawing  on funds  from the  Credit  Line, distribution  of assets  and our  termination  are to be made by our  Litigation
Trustees,  in  accordance  with  the  terms of the  Declaration  of  Trust.  Our
Unitholders will have no control over these decisions.

OUR UNITHOLDERS WILL HAVE LIMITED RIGHTS

          Pursuant  to the  Declaration  of  Trust,  Unitholders  will  only  be entitled  to the net  proceeds  from any  settlement  or award,  if any,  of our litigation claims after the payment of the expenses of the Litigation Trust, the fees of the Litigation  Trustees,  any amounts outstanding under the Credit Line and $7,500,000 to Empire Resorts for reimbursement of prior expenses incurred in connection with our litigation  claims.  Unitholders  will not have any right to bring  suit  against  us or any  party  on our  behalf,  other  than a suit  for nonpayment of the net proceeds of a settlement or award, and only after there is an affirmative majority vote of all Unitholders to bring such suit.

WE MAY NOT BE SUCCESSFUL IN THE LITIGATION CLAIMS

          We  presently  have  two  lawsuits  pending  in  connection  with  our litigation  claims. The first lawsuit is against Park Place  Entertainment,  the world's largest gaming conglomerate, which has substantially greater assets than we do. We expect that Park Place  Entertainment  will use its substantial assets to aggressively  defend itself in this lawsuit.  This lawsuit had initially been dismissed on a motion for summary  judgment.  However,  those  rulings have been appealed.  In addition,  the trial court vacated the earlier  decision  granting summary  judgment  to Park  Place  Entertainment,  in order to allow  additional discovery  proceedings.  There can be no assurance that we will be successful in this litigation.

          Our second suit  against  Gary  Melius,  Ivan Kaufman and Walter Horn, each of whom served as an  intermediary  between the St.  Regis Mohawk Tribe and
Park Place Entertainment during Park Place Entertainment's  successful effort to induce the St. Regis Mohawk Tribe to renounce  their  agreements  with  Catskill
Development,  Monticello  Raceway  Development and Mohawk  Management and commit their casino efforts exclusively to Park Place Entertainment. The plaintiffs are seeking $2 billion in damages.  This lawsuit is still in its preliminary stages.
There can be no assurance that we will be successful in this litigation.

EVEN IF THERE IS A  RECOVERY  BASED ON OUR  LITIGATION  CLAIMS,  THERE CAN BE NO
ASSURANCES  THAT  THERE WILL BE  SUFFICIENT  FUNDS TO MAKE ANY  PAYMENTS  TO OUR
UNITHOLDERS

          Even if we  obtain  a  settlement  or award  based  on our  litigation claims, there can be no assurance that our Unitholders will receive any proceeds from such settlement or award. Prior to our Unitholders  receiving any payments, we are  required to pay all of our  expenses  and set aside a reserve for future expenses, pay the fees of the Litigation Trustees, any amounts outstanding under the Credit  Line and  $7,500,000  to Empire  Resorts to  reimburse  it for prior expenses incurred in connection with our litigation  claims. See "THE LITIGATION
TRUST - Deposits to and Distributions from the Recovery Account."

WE MAY NOT HAVE  SUFFICIENT  FUNDS TO PAY FOR THE  PROSECUTION OF OUR LITIGATION
CLAIMS

          Our only source of capital to fund the  prosecution  of our litigation claims is the Credit Line provided by Empire Resorts. We may be unable to obtain additional  financing  on  acceptable  terms or at all. We may have to settle or withdraw certain of our lawsuits, compromise or abandon our litigation claims or even  terminate  our  trust,  which may have a  material  adverse  effect on our ability to distribute assets to our Unitholders.

THERE IS NO TRADING  MARKET FOR OUR UNITS,  ONE IS NOT LIKELY TO DEVELOP  AND IT
MAY BE DIFFICULT TO ESTABLISH A PRICE PER UNIT OF OUR UNITS

          There is no current  trading market for our Units and we do not intend to seek to have our Units traded on an exchange or a national market.  Even if a trading market were to develop,  there would likely be minimal trading,  limited liquidity  and the  price  of our  Units  may  depend  on a  number  of  factors including,  but not limited to, the nature of court decisions and opinions,  the settlement of any of our pending  lawsuits and any  additional  lawsuits and our ability to fund the  prosecution  of the  pending  lawsuits  and any  additional lawsuits arising from our litigation claims.  Consequently,  if a trading market is established there may be wide fluctuations in the price of our Units.

UNITHOLDERS MAY NOT BE ABLE TO ADEQUATELY  VALUE OUR UNITS BECAUSE WE MAY NOT BE
ABLE TO DISCLOSE ALL INFORMATION ABOUT OUR LAWSUITS TO OUR UNITHOLDERS

          Our ability to disclose details of our litigation  claims on a regular basis may be limited by the inherent  nature and rules of judicial  proceedings, including,  among other things,  proceedings  and filings that are sealed by the court,  matters  involving  attorney-client  privilege and proceedings  that are conducted on a confidential basis by agreement of the parties.  Our inability to disclose  potentially  material  information  may make it difficult to value our
Units.

OUR ABILITY TO  SUCCESSFULLY  PROSECUTE  OUR  LITIGATION  CLAIMS  DEPENDS ON THE
EFFORTS OF OUR LITIGATION TRUSTEES

          Our success depends in large part upon the abilities of our Litigation
Trustees.  Both Messrs.  Bernstein and deBary have extensive knowledge regarding our  litigation  claims.  If  either or both of them  ceased to be a  Litigation
Trustee,  our  ability to  prosecute  the  litigation  claims may be  materially adversely effected.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Some   of  the   statements   contained   in   this   prospectus   are
"forward-looking  statements" as that term is defined in the Private  Securities
Litigation  Reform  Act.  The  words  "anticipate",   "believes",   "estimates",
"expects",  "plans",  "intends"  and similar  expressions  are meant to identify these statements as forward-looking  statements,  but they are not the exclusive means of identifying  them. The  forward-looking  statements in this  prospectus reflect the current views of our Litigation  Trustees;  however,  various risks, uncertainties and contingencies  would cause our actual results,  performance or achievements  to differ  materially  from  those  expressed  or implied by these statements.

          We  assume  no  obligation  to  update  publicly  any  forward-looking statements, whether as a result of new information,  future events or otherwise.
For a discussion of important risks of an investment in our Units, see the "Risk
Factors"  section of this  prospectus.  In light of the risks and  uncertainties discussed in "Risk Factors" and elsewhere in this prospectus, events referred to in forward-looking statements in this prospectus might not occur.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the distribution of the Units by the Distributor.  The Units being offered under this prospectus consist entirely of  Units  being  distributed  by the  Distributor  to its  common  stockholders pursuant to a dividend.  There will thus be no proceeds from the distribution of the Units offered by the Distributor hereby.

                                 DIVIDEND POLICY

          We  have  never  paid  a cash  dividend  on  our  Units  and we do not anticipate paying cash dividends on our Units in the foreseeable future.

                              MARKET FOR SECURITIES

          There is no current  trading market for the Units and we do not intend to seek to have our Units traded on an exchange or a national market.

                             SELECTED FINANCIAL DATA

          The following  selected  financial  data should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and  Analysis  of  Financial  Condition  and  Results  of  Operations"  included elsewhere in this prospectus. The balance sheet data as of January 12, 2004 have been derived from our financial statements,  which have been audited by Marcum &
Kliegman LLP, independent auditors.

                                                  As of January 12, 2004
                                                  ----------------------
        BALANCE SHEET DATA:

                     Assets                             $--

                     Liabilities                        $--

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

          You should read the  following  discussions  in  conjunction  with our
financial   statements  and  the  related  notes  thereto  and  other  financial information  appearing  elsewhere in this prospectus.  The following  discussion contains  forward-looking  statements that involve risks and uncertainties.  Our
actual  results  could  differ   materially   from  those   anticipated  in  the
forward-looking  statements  as a result of  various  factors,  including  those discussed in "Risk Factors" and elsewhere in this prospectus.

GENERAL

          We are a  statutory  trust  (the  "Litigation  Trust")  created  under
Delaware law pursuant to a declaration of trust (the "Declaration of Trust") and the filing of a  certificate  of trust filed with the  Secretary of State of the
State of Delaware on January 12, 2004.  Our formation was a condition  precedent to the  consolidation of Empire Resorts,  Inc.  ("Empire  Resorts"),  Monticello
Raceway Management,  Inc., Monticello Casino Management, LLC, Monticello Raceway
Development Company, LLC and Mohawk Management, LLC (the "Consolidation").  Also
as a condition to completing the  Consolidation,  each of Catskill  Development,
LLC,  Monticello Raceway  Development  Company,  LLC and Mohawk Management,  LLC
agreed to assign to us all of their  claims  under or related to the  alienation and  frustration of their  agreements and business  relations with the St. Regis
Mohawk Tribe and their rights to any proceeds from any  settlement or award that may arise from any  litigation  relating to that claim.  Our  litigation  claims arise from the efforts of each of Catskill Development,  LLC, Monticello Raceway
Development  Company,  LLC,  and Mohawk  Management,  LLC to develop with the St
Regis  Mohawk Tribe a Class III Gaming  casino in  Monticello,  New York.  After spending  several  years and  substantial  funds to develop and obtain  required approvals  for the casino,  Park Place  Entertainment  Corporation,  the world's largest gaming corporation and Atlantic City's largest casino operator,  entered into an  agreement  providing  for the St.  Regis  Mohawk  Tribe to commit their future  casino  development  efforts  exclusively  to Park  Place  Entertainment
Corporation.  That agreement  conflicted with the Mohawk Tribe's agreements with
Catskill  Development,  Monticello  Raceway  Development and Mohawk  Management.
There  are two  lawsuits  presently  pending.  The  first  lawsuit  is  Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern  District of New York).  This lawsuit had initially been dismissed on a motion for summary  judgment.  However,  those  rulings have been appealed.  In addition,  the trial court vacated the earlier  decision  granting summary  judgment  to Park  Place  Entertainment,  in order to allow  additional discovery  proceedings.  The second  lawsuit is  Catskill  Development,  L.L.C.,

Mohawk Management,  L.L.C., and Monticello Raceway Development Company,  L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan). This lawsuit is in its preliminary stages.  The  purposes  of the  Litigation  Trust  are  the  prosecution  of the
Litigation  Claims now pending or  hereafter  filed  through the recovery of any settlement or final judgments  thereof and the distribution of the net amount of any such recoveries to the beneficiaries of the Litigation Trust.

          The   administration   of  the  Litigation   Trust  will  involve  the
authentication  and payment of fees and expenses for legal and related  services in connection with the Litigation  Claims,  reporting and regulatory  compliance
and  the   maintenance   of  litigation,   financial  and  Unitholder   records.
Administrative expenses are currently estimated to be approximately $175,000 per year, including the fees of the litigation and administrative trustees, auditors and  accountants  and other  support  services.  Legal  fees and other  expenses involved  in the  Litigations  are  impossible  to  predict  with any  degree of accuracy. No assurance can be given that the amounts available to the Litigation
Trust  for the  payment  of such  expenses  under  the  Line of  Credit  will be sufficient to carry the Litigations  through to a successful  conclusion or that alternative funds will be available for such purpose.

LIQUIDITY AND CAPITAL RESOURCES

          The Distributor has provided the Litigation  Trust with an irrevocable line of credit of up to $2,500,000  (the "Credit  Line") to provide funds to pay any and all expenses of the Litigation  Trust permitted under the Declaration of
Trust. No interest is payable on amounts advanced under the Credit Line. Amounts outstanding  under the Credit Line are to be repaid by the Litigation Trust from amounts in the Recovery  Account (as  hereinafter  defined)  after payment of an amount  necessary to pay the Litigation  Trustees the fees for their services as
Litigation  Trustees as set forth in the  Declaration  of Trust.  Repayments  of amounts outstanding under the Credit Line may be made as a whole or in part from time to time at any time without notice.  The Litigation  Trust may reborrow any amounts so repaid.  The Credit Line shall  remain in full force and effect until termination of the Litigation Trust.

                     PRINCIPAL UNITHOLDERS AND DISTRIBUTOR

          The  Distributor is distributing a total of 3,693,794 Units under this prospectus to its common  stockholders  pursuant to a dividend.  The Units being offered under this  prospectus  were  originally  issued in connection  with the
Consolidation.  The Units offered under this  prospectus may be distributed  for the  account  of the  Distributor.  The  following  table  contains  information regarding  the  Distributor  and its  beneficial  ownership  of our  Units as of
January  30,  2004,  and as  adjusted  to give  effect  to the sale of the Units offered hereunder.

                                                                       Beneficial Ownership
                                                                         After Offering(1)
                              Beneficial                               --------------------
                              Ownership           Number of Units
                                 Prior           to be distributed      Number       Percent
       Name                   to Offering         in the Offering      of Units     of Class
       ----                   -----------         ---------------      --------     --------
Empire Resorts, Inc.          3,693,794           3,693,794               0            --

(1) This  registration  statement  also shall cover any  additional  Units which become  issuable in connection  with the Units  registered  for resale hereby by reason of any Unit  dividend,  Unit  split,  recapitalization  or other  similar transaction  effected without the receipt of  consideration  which results in an increase in the number of outstanding Units.

          The  following  table  sets  forth  as of  January  30,  2004  certain information  with  respect to the  beneficial  ownership  (including  beneficial ownership  as an  Empire  Resorts  shareholder)  of  Units  of (1)  each  of our
Litigation  Trustees,  and (2) each person known to us to own beneficially  five percent or more of our outstanding Units:

                                             Number of Units       Percent of Class of Units
Name and Address(1)                          Beneficially Owned(2)      Beneficially Owned(3)
----------------                             ------------------         ------------------
Joseph E. Bernstein
6663 Casa Grande Way
Delray Beach, FL 33446                         2,408,253(4)                   10.61%

Paul A. deBary
477 Madison Avenue
New York, New York 10022                         250,422(5)                     1.1%

Monticello Realty, L.L.C.                      5,732,261                      25.25%

Americas Tower Partners                        6,599,294                      29.07%

Robert A. Berman                               5,625,429(6)                   24.78%

(1)  Unless  otherwise  indicated,  the  address  of each  named  holder  is c/o
     Christiana  Bank & Trust Company,  1314 King Street,  Wilmington,  Delaware
     19801.

(2)  Beneficial  ownership is determined in accordance with the rules of the SEC
     and  generally   includes  voting  or  investment  power  with  respect  to securities.

(3)  Based on 22,702,896 Units outstanding as of January 30, 2004.

(4)  Includes (1) 2,309,753 Units held by Americas Tower Partners and (2) 98,500
     Units  corresponding  to 98,500 shares of Empire held in the name of Joseph
     E. Bernstein on behalf of the JB Trust.  Joseph E.  Bernstein  beneficially owns a 1%  economic  interest  and  50%  voting  power  in  Americas  Tower
     Partners,  and  the JB  Trust,  in  which  Mr.  Bernstein's  mother,  Helen
     Berstein,  is  sole  trustee  and Mr.  Bernstein's  children  are  ultimate beneficiaries,  beneficially owns a 49% economic  interest,  with no voting rights.

(5)  Includes  52,103  Units  corresponding  to 52,103  shares of common stock of
     Empire owned  directly by Paul A. deBary and 198,319 Units held directly by
     Mr. deBary.

(6)  Includes 1,094,004 Units  corresponding to 1,094,004 shares of common stock owned of Empire  directly  by Robert A.  Berman  and  4,531,425  Units held directly by Robert A. Berman.

                                       10

                                 TRANSFER AGENT

          The Company has  appointed  Continental  Stock  Transfer  &  Trust
Company, New York, New York, as Transfer Agent and Registrar for the Units.

                              PLAN OF DISTRIBUTION

          We are  registering  the Units offered under this prospectus on behalf of the  Distributor.  The  Distributor is  distributing  the Units to its common stockholders  in  connection  with a  dividend  of  the  Units  declared  by the
Distributor.   The  Distributor   shall  bear  the  cost  and  expense  of  such
distribution.

                              THE LITIGATION TRUST

FORMATION AND PURPOSE OF THE LITIGATION TRUST

          As a condition to closing the  acquisition  (the  "CONSOLIDATION")  by
Empire Resorts,  Inc. ("EMPIRE RESORTS") of Monticello Raceway Management,  Inc.
("MONTICELLO   RACEWAY   MANAGEMENT"),   Monticello   Casino   Management,   LLC
("MONTICELLO CASINO  MANAGEMENT"),  Monticello Raceway Development  Company, LLC
("MONTICELLO   RACEWAY   DEVELOPMENT")  and  Mohawk  Management,   LLC  ("MOHAWK
MANAGEMENT")  on  January  12,  2004,  Catskill  Litigation  Trust,  a  Delaware
statutory trust (the "LITIGATION  TRUST") was formed.  Also on January 12, 2004,
Empire  Resorts,   Catskill  Development,   L.L.C.   ("CATSKILL   DEVELOPMENT"),
Monticello Raceway Management,  Mohawk Management,  Joseph E. Bernstein, Paul A.
deBary  (Messrs.  Bernstein  and  deBary  are  hereinafter  referred  to as  the
"LITIGATION  TRUSTEES") and Christiana Bank & Trust Company (the "ADMINISTRATIVE
TRUSTEE") entered into the Declaration of Trust of Catskill  Litigation of Trust
(the  "DECLARATION  OF TRUST").  Pursuant to the  Declaration of Trust,  each of
Catskill  Development,  Monticello  Raceway  Development  and Mohawk  Management
assigned to the  Litigation  Trust all of their  claims  under or related to the alienation and frustration of their  agreements and business  relations with the
St. Regis  Mohawk  Tribe and their  rights to any proceeds  from any judgment or settlement  that may arise  from any  litigation  relating  to that  claim  (the
"LITIGATION  CLAIMS"),  including (1) that certain litigation  entitled Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern District Of New York) (the "PARK PLACE  LITIGATION") and

                                       11

(2) that  certain  litigation  entitled  Catskill  Development,  L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs.  v. Gary Melius,  Ivan Kaufman,  Walter Horn,  President  R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of  Sullivan)  (the  "MELIUS  LITIGATION").  The
purposes of the Litigation  Trust are the  prosecution of the Litigation  Claims now pending or hereafter  filed through the recovery of any settlements or final judgments  thereof and the distribution of the net amount of any such recoveries to the beneficiaries of the Litigation Trust.

TERMINATION OF THE LITIGATION TRUST

          If at any time the Litigation  Trustees  determine,  in their absolute discretion,  that the  assets  of the  Litigation  Trust are not  sufficient  to justify its continuance, the Litigation Trustees are authorized to terminate the
Litigation Trust. In addition,  the Litigation Trust shall terminate on the date that all the  Litigation  Claims  shall  have  been  fully  prosecuted  to final judgment or  dismissal,  including  all appeals,  and all the  Litigation  Trust assets shall have been distributed to the Litigation Trust's beneficiaries.

LINE OF CREDIT

          The Distributor has provided the Litigation  Trust with an irrevocable line of credit of up to $2,500,000  (the "Credit  Line") to provide funds to pay any and all expenses of the Litigation  Trust permitted under the Declaration of
Trust. No interest is payable on amounts advanced under the Credit Line. Amounts outstanding  under the Credit Line are to be repaid by the Litigation Trust from amounts in the Recovery  Account (as  hereinafter  defined)  after payment of an amount  necessary to pay the Litigation  Trustees the fees for their services as
Litigation  Trustees as set forth in the  Declaration  of Trust.  Repayments  of amounts outstanding under the Credit Line may be made as a whole or in part from time to time at any time without notice.  The Litigation  Trust may reborrow any amounts so repaid.  The Credit Line shall  remain in full force and effect until termination of the Litigation Trust.

BACKGROUND OF THE LITIGATION CLAIMS

          In 1996, a group of businessmen formed a coalition with Empire Resorts and two other  entities  and  commenced  negotiations  with the St. Regis Mohawk
Tribe about  developing a Class III Gaming casino on land adjacent to Monticello
Raceway.  This  coalition  then formed  three  entities to  accomplish  distinct aspects of the project:

          o    Catskill  Development was formed to acquire the land on which the casino would be built and obtain  approval for and  implement the transfer of the land to the United States of America in trust for the St. Regis Mohawk Tribe for off-reservation gaming.

          o    Monticello  Raceway  Development was formed to develop the casino property,  and  provide  technical  expertise  for the  planning, design,  engineering,  and  construction of the casino.  It would also help the St. Regis Mohawk Tribe in obtaining  financing  for the casino undertaking.

                                       12

          o    Mohawk Management was formed to manage the casino.

          Each party  negotiated a separate  contract  with the St. Regis Mohawk
Tribe to cover its role. Thus,  Catskill  Development,  after acquiring title to
Monticello  Raceway and the surrounding  property for $10 million,  negotiated a
land  purchase  agreement;   Mohawk  Management  negotiated  a  gaming  facility
management  agreement;  and Monticello Raceway  Development  negotiated a gaming facility  development  and  construction  agreement.  Each of the land  purchase agreement  and gaming  facility  management  agreement  were  subject to certain regulatory  approvals  from the Bureau of Indian  Affairs,  the National  Indian
Gaming Commission and the State of New York.

          On August 2,  1996,  Catskill  Development  applied  to the  Bureau of
Indian Affairs and National  Indian Gaming  Commission to place 29 acres of land adjacent to Monticello Raceway in trust status and to approve the land for Class
III Gaming.  The Bureau of Indian  Affairs then spent 3 1/2 years  reviewing and
processing  the  application,   finally  approving  it  on  April  6,  2000  and
simultaneously requesting that New York State Governor George Pataki concur.

          Before the  Governor  could  formally  concur or the  National  Indian
Gaming  Commission  could approve the casino  management  agreement,  Park Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino operator,  entered into an agreement providing for the St.
Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place Entertainment Corporation,  which conflicted with their agreements with Catskill Development, Monticello Raceway Development and Mohawk Management.
In an agreement  executed on April 14, 2000, the St. Regis Mohawk Tribe promised to work exclusively with Park Place Entertainment Corporation for consideration, among  other  things,  of  $3,000,000  in  cash  and  Park  Place  Entertainment
Corporation's  promise to  indemnify  the St.  Regis  Mohawk  Tribe  against any litigation that may result.  For a new casino project at another location in the
Catskills,  Park Place Entertainment  Corporation and the St. Regis Mohawk Tribe
agreed  to  enter  into  agreements  very  similar  to  those  between  Catskill
Development,  Monticello  Raceway  Development and Mohawk Management and the St.
Regis Mohawk Tribe, substituting Park Place Entertainment Corporation's name for
that  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management.

          In response to these events, each of Catskill Development,  Monticello
Raceway  Development and Mohawk  Management  brought the Park Place  Litigation,
asserting  claims  under  New  York  law  for  intentional   interference   with
contractual relations and interference with business relations.  The trial court subsequently  dismissed the claim for intentional  interference with contractual relations on the grounds that the  contracts  were subject to certain  approvals and granted Park Place Entertainment  Corporation's  motion for summary judgment with  respect to the  interference  with  business  relations  complaint  on the grounds that  insufficient  evidence of  causation or wrongful  conduct had been produced,  effectively dismissing the entire case. These court rulings, however, have been appealed. In addition, on October 7, 2003, after receiving a remand of jurisdiction  from the Second Circuit Court of Appeals,  the trial court granted the plaintiffs'  motion to vacate the earlier decision granting summary judgment to Park Place Entertainment Corporation,  in order to allow additional discovery proceedings  with respect to evidence  that the  plaintiffs  had not received in

                                       13

connection with their earlier  discovery  requests prior to the summary judgment decision.

          Separately,   on  April  11,  2003,  each  of  Catskill   Development,
Monticello Raceway Development and Mohawk Management filed the Melius Litigation against  Gary Melius,  Ivan  Kaufman and Walter Horn,  each of whom served as an intermediary  between the St. Regis  Mohawk  Tribe and Park Place  Entertainment
Corporation during Park Place Entertainment  Corporation's  successful effort to induce the St. Regis Mohawk Tribe to renounce  their  agreements  with  Catskill
Development,  Monticello  Raceway  Development and Mohawk  Management and commit their casino efforts  exclusively to Park Place  Entertainment  Corporation.  In this  lawsuit,  the  plaintiffs  have alleged that the  defendants  engaged in a conspiracy to restrain and interfere with the  plaintiffs'  efforts to develop a casino in Monticello, New York with the St. Regis Mohawk Tribe. In addition, the plaintiffs have alleged that the defendants engaged in a fraud and conspiracy by withholding  material  evidence from the  plaintiffs  in  connection  with their lawsuit against Park Place Entertainment Corporation. The plaintiffs are seeking
$2 billion in damages. This lawsuit is still in its preliminary stages.

          At this time it is too  difficult to determine  whether  there will be any judgments or awards based on either the Park Place  Litigation or the Melius
Litigation or on any other lawsuit based on the Litigation Claims.

THE FUND, THE EXPENSE ACCOUNT AND THE RECOVERY ACCOUNT

          The  Litigation  Trust  has  established  a fund  (the  "FUND")  to be maintained by the Administrative Trustee which shall consist of two accounts, an expense  account (the "EXPENSE  ACCOUNT") and a recovery  account (the "RECOVERY
ACCOUNT").  For the Fund, the Administrative  Trustee may establish on behalf of the Litigation Trust one or more accounts with banks or brokerage firms in which all or part of the moneys or investments of the Litigation Trust to be deposited in the Fund may be held,  invested and reinvested by the Administrative  Trustee pending  disbursement  or  distribution as provided in the Declaration of Trust.
Any amount on deposit in the Fund that is not  required  to be held for  present use or distributions  shall be accumulated and retained in the Fund and shall be invested and  reinvested by the  Administrative  Trustee as directed in the sole discretion  of the  Litigation  Trustees so as to obtain a reasonable  return on investment with proper regard for the preservation of the principal and so as to be reasonably available at the times estimated to be necessary for distributions in accordance with the purposes of the Litigation Trust.

DEPOSITS TO AND PAYMENTS OUT OF THE EXPENSE ACCOUNT

          Amounts  drawn  on the  Credit  Line,  amounts  transferred  from  the
Recovery  Account to the Expense Account as provided in the Declaration of Trust and any other  amounts  received by the  Litigation  Trust,  other than  amounts received  as a recovery of any  settlement  or award of the  Litigation  Claims, shall be deposited in the Expense Account.  Amounts in the Expense Account shall be used  to pay any  expenses  determined  to be  necessary  or  useful  for the purposes of the  Litigation  Trust in the sole and  absolute  discretion  of the
Litigation Trustees.

                                       14

          The  Administrative  Trustee  shall make  payments  out of the Expense
Account upon (i) the written  direction of one of the Litigation  Trustees as of the first business day of each calendar quarter to pay the quarterly fees of the
Litigation Trustees and the Administrative  Trustee,  and (ii) written direction signed by one of the Litigation Trustees with respect to expenses set forth in a budget  (provided  that the  Litigation  Trustee  shall  specify in the  written direction  the line item of such budget that  includes such expense) and by both
Litigation  Trustees  with  respect to all other  expenses.  The  Administrative
Trustee shall have no obligation to verify that the amounts so requisitioned are to be used for the purposes of the Litigation Trust. Notwithstanding anything to the contrary in the  Declaration of Trust,  the Litigation  Trustees may, at any
time and from time to time, direct the Administrative Trustee to pay any expense of the Litigation  Claims or apply to or for the benefit of the beneficiaries of the Litigation Trust so much or the entire principal of the Expense Account,  as the Litigation Trustees, in their sole discretion, may deem available.

DEPOSITS TO AND DISTRIBUTIONS FROM THE RECOVERY ACCOUNT

          The amount of proceeds  received on account of any settlement or award in  connection  with the  Litigation  Claims  shall be deposited in the Recovery
Account. In the event that the Litigation Trust receives any proceeds on account of any  settlement  or award,  an amount  necessary to pay any current  debts or other  obligations of the Litigation Trust and to provide for future expenses of the  Litigation  Trust  shall be  transferred  to the Expense  Account  from the
Recovery  Account or applied  directly to the  retirement of such debts or other obligations at the direction of the Litigation  Trustees.  Not later than thirty days after the close of each  calendar  year, if there have been deposits in the
Recovery  Account  during  such year,  or within  thirty  days of receipt by the
Administrative  Trustee of a notice of termination of the Litigation  Trust, the
Administrative  Trustee shall  calculate the balance in the Recovery  Account at the  end of such  year  or as of the  date of  such  notice  and the  amount  so calculated shall be withdrawn from the Recovery Account and shall be applied and used to make distributions for the purposes of the Litigation Trust as follows:

          FIRST: An amount  necessary to pay the Litigation  Trustees their fees for their services as Litigation Trustees.

          SECOND:  If any amount remains after the above  requirements have been met,  $7,500,000  shall be paid to  Empire  Resorts  to  reimburse  it for prior expenses  incurred  in  connection  with the  Litigation  Claims and any amounts outstanding under the Credit Line shall be repaid to Empire Resorts.

          THIRD:  If any amount remains after the above  requirements  have been met,  such amount  remaining  shall be divided  among the  beneficiaries  of the
Litigation  Trust  in  proportion  to their  ownership  of Units as shown on the
registration  books  of  the  Administrative   Trustee  or  transfer  agent,  as
applicable, as of the date that such distribution is made.

          All  distributions  of the Litigation Trust are to be made in the sole discretion of the Litigation  Trustees.  In making and scheduling  distributions from the Litigation Trust, no Litigation Trustee shall have any liability to the beneficiaries  of the Litigation  Trust,  or to potential  beneficiaries  of the
Litigation Trust, or to any other person,  for any failure or alleged failure to

                                       15

follow such direction nor shall any Litigation Trustee be subject to suit by any person that contests the validity of any action taken under the  Declaration  of
Trust or seeks to compel or direct the use, investment or application of amounts in the  Litigation  Trust  other than as  determined  in the  discretion  of the
Litigation Trustees.

RESALE OF UNITS

          The Units registered  pursuant to the Registration  Statement of which this Prospectus is a part will be freely  transferable by their holders,  except for those  holders  who may be deemed to be our  "affiliates"  under  applicable federal securities laws.

NO EXISTING TRADING MARKET FOR OUR UNITS

          There is no current trading market for the Units and one is not likely to develop. The Litigation Trust has no current plans to apply to have the Units traded on an  exchange  or a  national  market.  Even if a market  for the Units develops, there would likely be minimal trading, limited liquidity and there can be no  assurance  as to the price at which the Units would trade at any time and such price could be subject to rapid and  substantial  change,  depending  upon, among other things,  developments  regarding the  Litigation  Claims.  See "Risk
Factors."

INDEMNIFICATION

          The Litigation Trust shall indemnify,  to the fullest extent permitted by  law,  Empire  Resorts,  Monticello  Raceway  Management,  Monticello  Casino
Management,  Monticello Raceway Development,  Mohawk Management,  the Litigation
Trustees,  the  Administrative  Trustees and any of their  officers,  directors,
stockholders,   members,  partners,  employees,   representatives,   custodians,
nominees, agents, heirs, successors, assigns or affiliates (each an "INDEMNIFIED
PERSON") in connection with any threatened, pending or completed action, suit or proceeding,  whether civil,  criminal,  administrative  or  investigative by any individual,  corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust,  unincorporated association, or government or any agency or political  subdivision  thereof, or any other entity of  whatever  nature  (each  a  "PERSON"),  arising  out of or  relating  to the
Litigation  Trust,  the  Credit  Line,  the  Litigation  Claims  or any  acts or omissions  of the  Litigation  Trustees or the  Administrative  Trustee in their
capacity  or   purportedly   in  their   capacity  as  Litigation   Trustees  or
Administrative  Trustee,  as the case may be, or actions taken by the Litigation
Trustees  or  the  Administrative   Trustee  (including  actions  taken  by  the
Litigation  Trustees  or  Administrative  Trustee,  as the  case may be in their capacity  as  officers  or  directors  of any  entity  that  is a  party  to the
Consolidation  so long as such actions relate to the Litigation Trust including, without limitation, the negotiation of the terms of the Litigation Trust and the approval of the establishment of the Litigation Trust and related  transactions,
but  otherwise   excluding   actions  taken  by  the   Litigation   Trustees  or
Administrative Trustee, as the case may be in such capacities),  against any and
all  losses,   liabilities,   damages,   judgments,   demands,   suits,  claims,
assessments,  charges, fines, penalties and other costs and expenses,  including attorneys'  fees and expenses and other fees and  expenses  associated  with the defense  of a  claim  or  incurred  by  such  Indemnified  Person  in  obtaining indemnification  under  the  Declaration  of Trust,  whether  or not in a formal proceeding (collectively, "DAMAGES").

                                       16

          Notwithstanding  the preceding  paragraph,  no  indemnification  shall apply in the case of the indemnification of (i) the Litigation Trustees,  if the
Unitholders establish in a final judicial  determination by clear and convincing evidence  that such  Damages  arose as the  result of acts or  omissions  of the
Litigation  Trustees with  deliberate  intent to injure the  Unitholders or with reckless  disregard  for  the  best  interests  of  the  Unitholders,  (ii)  the
Administrative  Trustee, if it is established in a final judicial  determination by clear and  convincing  evidence  that such  Damages  arose as a result of its gross  negligence  or  willful  misconduct,  or  (iii)  Empire  Resorts  or  its successors,  if it is established in a final judicial determination by clear and convincing  evidence in an action brought by the  Litigation  Trustees or by the
Unitholders  that such  Damages  arose as the  result of Empire  Resorts  or its successor's  material breach of any of its obligations under the Line of Credit.
The  termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
settlement,  conviction, or upon a plea of nolo contendere or its equivalent, as applicable,  shall not, of itself,  create a presumption that (i) the Litigation
Trustees acted or decided with  deliberate  intent to injure the  Unitholders or with reckless  disregard  for the best  interests of the  Unitholders,  (ii) the
Administrative  Trustee acted with gross  negligence or willful  misconduct,  or
(iii)  the  Litigation  Trustees  or the  Unitholders  established  by clear and convincing evidence that Empire Resorts or its successor materially breached any of its obligations under the Credit Line.

          To the fullest extent permitted by law, expenses (including attorneys'
fees and  expenses)  incurred  by an  Indemnified  Person in  defending a civil, criminal,  administrative or investigative  action, suit or proceeding for which such  Indemnified  Person is  entitled to  indemnification  shall be paid by the
Litigation  Trust in advance of the final  disposition  of such action,  suit or proceeding  upon receipt of an  undertaking  (without bond or security) by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined  that he or it is not entitled to be  indemnified  by the  Litigation
Trust as set forth in the Declaration of Trust.

          The Litigation Trust may purchase and maintain  insurance to cover its indemnification obligations and any other liabilities of the Litigation Trustees and the Administrative  Trustee.  The Litigation Trust will use amounts from the
Expense  Account (or amounts from other sources of the Litigation  Trust) to pay for such insurance.

          The  indemnification  and  advancement  of  expenses  provided  by, or granted  pursuant to the  Declaration of Trust shall continue as to a Person who has ceased to be an  Indemnified  Person and shall  inure to the  benefit of the heirs, executors and administrators of such a Person.

REPORTS TO THE BENEFICIARIES

          The  Litigation  Trustees are required to issue annual  reports to the beneficiaries  of the Litigation Trust showing the assets and liabilities of the
Litigation  Trust  at  the  end  of  each  fiscal  year  and  the  receipts  and disbursements of the Litigation Trust for the fiscal year then ended. The annual reports also will describe changes in the Litigation Trust's assets, significant changes in the status of the Litigation  Claims during the reporting  period and significant  actions taken by the  Litigation  Trustees  during the period.  The
Litigation  Trustees are also required to distribute to the beneficiaries of the
Litigation Trust a special report if, in the opinion of the Litigation Trustees, a material event relating to the Litigation Trust's assets has occurred.

                                       17

GOVERNING LAW

          The Declaration of Trust and the rights of the parties  thereunder are governed  by and  interpreted  in  accordance  with  the  laws of the  State  of
Delaware.

                 THE LITIGATION TRUSTEES OF THE LITIGATION TRUST

          OUR LITIGATION TRUSTEES AND THEIR AGES ARE AS FOLLOWS:

          Name                               Age
          ----                               ---
          Paul A. deBary                     57
          Joseph E. Bernstein                54

          PAUL A. DEBARY has been a member of Empire Resorts' board of directors since  February 2002. He has also been a Managing  Director at Marquette  deBary
Co.,  Inc.,  a New York based  broker-dealer  since  1997,  where he serves as a financial  advisor for state and local government  agencies,  public and private corporations and non-profits. Prior to assuming his current position, Mr. deBary served as  Managing  Director in the Public  Finance  Department  of  Prudential
Securities  from  1994 to 1997.  He was a  partner  in the law firm of  Hawkins,
Delafield  & Wood in New York from 1975 to 1994.  Mr.  deBary  received an AB in
1968, and an MBA and JD in 1971 from Columbia University.  He is a member of the
American Bar Association, the New York State Bar Association, the Association of
the Bar of the City of New York and the National Association of Bond Lawyers and
serves a President and as a Director of the Society of Columbia Graduates.

          JOSEPH E.  BERNSTEIN  has been a member of  Empire  Resorts'  board of directors  since 2003 and a managing  director of Americas  Tower  Partners.  He started his career as a corporate tax attorney on Wall Street at Cahill Gordon &
Reindel and as an  international  tax  attorney  at  Rosenman & Colin.  He later started his own international tax practice. Since the early 1980s, Mr. Bernstein
(along with his brother Ralph,  and their partner,  Morad Tahbaz,  through their jointly-owned  entity,  Americas  Tower  Partners)  has  been  involved  in  the development  of three million  square feet of commercial  property in Manhattan, including  Americas  Tower, a 50-story office building on Avenue of the Americas and 46th Street, serving as world headquarters to PriceWaterhouseCoopers  and US headquarters to Israel's largest bank, Bank Hapoalim. Americas Tower Partners is presently developing AQUARIA  Entertainment City, a $375 million tourism project in Eilat,  Israel,  and the $100 million Mt. Arbel Resort & Residence Club, with
36 holes of golf  designed  by Robert  Trent  Jones II,  overlooking  the Sea of
Galilee.  Mr.  Bernstein  holds a B.A.  in  economics  from  the  University  of
California  at  Davis;  a B.A.  in  agricultural  business  management  from the
University  of  California  at Davis;  an M.B.A.  in Finance from UCLA  Graduate
School of  Management;  a J.D. from the University of California at Davis School of Law;  and, a Master of Laws Degree  (L.L.M.)  in  taxation  from the New York
University School of Law.

                                       18

                          COMPENSATION OF THE TRUSTEES

       COMPENSATION OF THE LITIGATION TRUSTEES

          Each  Litigation  Trustee  shall be entitled to  reimbursement  of any expenses  incurred  in  carrying  out  the  purposes  of the  Litigation  Trust, including telephone, mail and messenger,  travel, conference,  meeting, research and other  administrative  and  office  expenses  not paid for  directly  by the
Litigation Trust and each Litigation Trustee shall also receive compensation for his  services  equal to  $5,000  per month in  accordance  with the terms of the
Declaration  of Trust,  to the extent  there are funds  available.  In addition,
Joseph  Bernstein and Paul deBary shall receive  compensation for their services as Litigation  Trustees  equal to 4% and 1%,  respectively,  of the total amount deposited into the Recovery Account (as hereinafter  defined) in accordance with the terms of the Declaration of Trust, to the extent there are funds  available.
In the event of the resignation or death of a Litigation Trustee, the percentage fees payable to such  Litigation  Trustee,  if any,  shall be pro rated for time served as a  Litigation  Trustee  between the  resigned  or deceased  Litigation
Trustee and his successor  Litigation  Trustee(s) and the amount payable to such resigned or deceased  Litigation Trustee shall be paid to the Litigation Trustee or his estate in the case of a deceased Litigation Trustee;  provided,  however, that in the case of the resignation or death of Joseph Bernstein, the portion of the fee to be pro-rated shall be equal to 1% of the total amount  deposited into the Recovery  Account and Joseph  Bernstein  or his estate,  as the case may be, shall  continue  to be  entitled  to receive an amount  equal to 3% of the total amount deposited into the Recovery Account.

       COMPENSATION OF THE ADMINISTRATIVE TRUSTEE

          The Administrative  Trustee of the Litigation Trust is Christiana Bank
& Trust  Company.  The  primary  function  of the  Administrative  Trustee is to fulfill Delaware law requirement to have one trustee have its principal place of business located within the state of Delaware.  The Administrative  Trustee will also perform  certain  administrative  functions  pursuant to our Declaration of
Trust  and at the  direction  of our  Litigation  Trustees.  The  Administrative
Trustee shall receive compensation for its services as follows:

          Acceptance Fee..............................................$5,000.00;
             Includes the first month administration fee

          Monthly Administration Fee..............................$ 500.00; and

          Custody Fee on any cash or marketable securities, other than on certain cash balances:

          .05 of 1% (5.00 basis points) per annum the first $10,000,000 of the accounts fair market value; and

          .03 of 1% (3.00 basis points) per annum on the balance of the accounts fair market value.

          Plus:  $15 for each DTC or FED  eligible  trade,  if  applicable,  and outgoing wire transfers: $20 per transfer.

                                       19

          Out of pocket  expenses,  including legal fees,  which may be incurred during the set-up and  administration of the Litigation Trust, will be billed at cost  in  addition  to the  above-described  fees.  In the  event  that  special administrative services and attention are required due to unusual circumstances, an additional maintenance fee will be charged to cover time and expenses. In the event  Christiana  Bank & Trust  Company is no longer  acting as  Administrative
Trustee,  the  compensation of the  Administrative  Trustee shall be as mutually agreed to by the Litigation Trustees and the Administrative Trustee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Pursuant  to the  Declaration  of  Trust,  in  the  event  there  is a settlement  or  award,  Empire  Resorts  is to be paid  $7,500,000  prior to the
Unitholders receiving any proceeds.

          The  Litigation  Trustees are both  currently  members of the Board of
Directors of Empire Resorts.  The Litigation Trustees will receive  compensation for their services as Litigation Trustees. See "Compensation of the Trustees."

                              DESCRIPTION OF UNITS

          Beneficial  interests in the Litigation  Trust are  represented by the
Units. The Litigation Trust has one class of Units which represent an assignable and transferable beneficial interest in the net proceeds, if any, to be received by us from the  settlements  or awards,  if any, of the Litigation  Claims.  The
Unitholders have no rights to dividends,  interests,  liquidation preferences or any other distributions. The holders of the Units have no voting rights.

                         UNITS ELIGIBLE FOR FUTURE SALE

          The 3,693,794 Units  registered  under the  Registration  Statement of which  this  prospectus  is a  part  will  be  freely  tradable.  The  remaining
19,009,102  outstanding  Units will be "restricted  securities," as that term is defined in Rule 144 and may only be sold  pursuant to a  registration  statement
under  the  Securities  Act  or  an  applicable   exemption  from   registration
thereunder, including pursuant to Rule 144.

                         FEDERAL INCOME TAX CONSEQUENCES

THE DISTRIBUTION

          The  distribution  of the Units owned by Empire Resorts to its holders of common stock will be characterized as a dividend, taxable as ordinary income, in an amount equal to the fair market value of Units as determined in good faith by Empire Resorts' board of directors, but only to the extent of Empire Resorts'
current or accumulated earnings and profits. To the extent that all or part of a distribution  to a holder  exceeds  such  holder's  allocable  share  of  Empire
Resorts' current or accumulated earnings and profits,  such amount will first be treated as a return of capital that will reduce the holder's  adjusted tax basis in his shares of Empire  Resorts'  common  stock and then to the extent that the distribution  exceeds  such basis,  such excess will be taxed as a capital  gain
(long-term capital gain if the holder's holding period for such common stock has been more than one year).  Any tax liability to the Empire Resorts or its common stockholders as a result of the distribution is expected to be insignificant.

                                       20

          A   corporate   holder   will   generally   be   entitled   to  a  70%
dividends-received  deduction with respect to distributions  that are treated as dividends on shares of Empire Resorts common stock that the corporate holder has held for at least 46 days  during the 90-day  period  that begins 45 days before the stock becomes  ex-dividend.  A taxpayer's holding period for this purpose is reduced by periods during which the taxpayer's  risk of loss with respect to the shares is considered  diminished by reason of the existence of certain  options, contracts to sell or other similar  transactions.  Also, the  dividends-received deduction  may be  reduced  or  eliminated  if a  corporation  has  indebtedness
"directly attributable to its investment" in portfolio stock.

          A  corporate  holder is  required  to reduce  its basis (but not below zero) in stock by the non-taxed portion  (generally the portion eligible for the dividends-received  deduction described above) of an "extraordinary-dividend" as defined in Section 1059 of the Internal Revenue Code, if the holder has not held such  stock  subject  to a risk of loss for more  than two years  before  Empire
Resorts  declared,  announced,  or agreed  to,  the  amount or  payment  of such dividend,  whichever is  earliest.  If any part of the  non-taxed  portion of an extraordinary  dividend  has not been applied to reduce the basis as a result of the limitation on reducing  basis below zero,  such part will be treated as gain from the sale or exchange of stock.

          In addition,  for purposes of computing  its  alternative  minimum tax liability,  a corporate  holder  may, in general,  be required to include in its alternative minimum taxable income a portion of any dividends-received deduction allowed in computing regular taxable income.

OWNERSHIP OF UNITS

          The  Litigation  Trust will be treated as a grantor  trust for federal income tax purposes.  Under the grantor trust rules,  each holder of a Unit will be treated for federal  income tax  purposes as the owner of his or her share of the  Litigation  Trust's  assets.  While the matter is not free from doubt,  any proceeds  received on account of any settlement or award in connection  with the
Litigation Claims may be taxed as ordinary income. Furthermore, certain fees and expenses  incurred  by the  Litigation  Trust may be  treated  as  miscellaneous itemized expenses, deductible only to the extent the individual taxpayer's total miscellaneous  itemized  deductions  exceed 2% of the taxpayer's  adjusted gross income.

          The foregoing  discussion  is based upon the Internal  Revenue Code of
1986, as amended, Treasury regulations, and Internal Revenue Service rulings and judicial  decisions  now in  effect,  all of which are  subject to change at any
time,   possibly  with   retroactive   effect,   by  legislative,   judicial  or
administrative  action. In addition, the tax consequences to a particular holder
(including  life  insurance  companies,   tax-exempt  organizations,   financial
institutions,  dealers in securities, foreign corporations and nonresident alien individuals) may be affected by matters not discussed herein.

          BECAUSE THE FEDERAL INCOME TAX  CONSEQUENCES  DISCUSSED  HEREIN DEPEND
UPON EACH HOLDER'S  PARTICULAR  TAX STATUS,  AND DEPEND FURTHER UPON FEDERAL TAX
LAWS,  REGULATIONS,  RULINGS AND  DECISIONS,  WHICH ARE SUBJECT TO CHANGE (WHICH
CHANGES MAY BE  RETROACTIVE  IN EFFECT),  PROSPECTIVE  INVESTORS  SHOULD CONSULT

                                       21

THEIR OWN TAX ADVISORS.

                                  LEGAL MATTERS

          The legality of the Units offered hereby will be passed upon for us by
Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

          The  financial  statements of the  Litigation  Trust as of January 12,
2004  included in this  prospectus  have been audited by Marcum & Kliegman  LLP, independent  auditors  and have been so included in reliance  upon the report of
Marcum & Kliegman LLP appearing elsewhere herein, given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We  have  filed  with  the  Securities  and  Exchange  a  registration statement on Form S-1, including exhibits,  schedules and amendments,  under the
Securities  Act with  respect  to the  Units to be sold in this  offering.  This prospectus does not contain all of the information  included in the registration statement  (including the exhibits to the registration  statement).  For further information about us and the Units to be sold in this offering,  please refer to this  registration  statement,  which you may inspect,  without  charge,  at the public  reference  facilities  of the SEC  located  at 450 Fifth  Street,  N.W.,
Washington,  D.C. 20549 or online at WWW.SEC.GOV,  or obtain at prescribed rates from the public reference facilities of the SEC at the above address.

          You may request,  and we will  provide,  a copy of our filings,  at no cost to you, by writing or telephoning us at the following address:

          Catskill Litigation Trust
          c/o Christiana Bank & Trust Company
          1314 King Street
          Wilmington, Delaware 19801

          This prospectus is part of a registration  statement we filed with the
SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information.
We are not making an offer of these  securities  in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                       22

                          INDEX TO FINANCIAL STATEMENTS

                                                       CATSKILL LITIGATION TRUST

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 F-2

FINANCIAL STATEMENT
      Balance Sheet                                                          F-3

NOTES TO FINANCIAL STATEMENT                                                F4-6

                                      F-1

                          INDEPENDENT AUDITORS' REPORT

To the Trustees
Catskill Litigation Trust

We have audited the accompanying  balance sheet of Catskill  Litigation Trust as of January 12,  2004.  This  financial  statement is the  responsibility  of the
Trustees  of the  Trust.  Our  responsibility  is to  express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statement is free of material  misstatement.  An audit includes examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statement.  An audit also includes assessing the accounting  principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statement  referred to above presents fairly, in all material respects, the financial position of Catskill Litigation Trust as of
January 12, 2004 in conformity with accounting  principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
January 30, 2004

                                      F-2

                                                       Catskill Litigation Trust

                                                                   Balance Sheet

                                                             At January 12, 2004
--------------------------------------------------------------------------------

                                     ASSETS
                                     ------

ASSETS                                                              $     --
------                                                              ============

                          LIABILITIES AND TRUST EQUITY
                          ----------------------------

LIABILITIES                                                         $     --
-----------

COMMITMENTS AND CONTINGENCIES
-----------------------------

TRUST EQUITY
------------

   Units of beneficial interest - 22,702,896 units authorized,            --
        issued and outstanding                                      ------------

            TOTAL LIABILITIES AND TRUST EQUITY                      $     --
                                                                    ============

The accompanying notes are an integral part of this financial statement.

                                      F-3

                                                       CATSKILL LITIGATION TRUST

                                                    NOTES TO FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 1 - The Trust
         ---------

         The  Catskill   Litigation  Trust,  a  Delaware  statutory  trust  (the
         "Litigation  Trust"),  was formed by Empire Resorts,  Inc.  ("Empire"),
         Monticello  Raceway  Management,  Inc.,  ("MRMI"),   Monticello  Casino
         Management,  LLC, Monticello Raceway Development  Company, LLC ("MRDC")
         and  Mohawk  Management,   LLC  ("Mohawk")  on  January  12,  2004  and
         22,702,896 units of beneficial  interest were issued to the members and stockholders  of those  entities.  Also,  on January 12, 2004,  Empire,
         Catskill  Development,  L.L.C.  ("Catskill"),  MRMI, Mohawk,  Joseph E.
         Bernstein, Paul A. deBary (Messrs. Bernstein and deBary are hereinafter referred to as the "Litigation Trustees") and Christiana Bank and Trust
         Company (the "Administrative  Trustee") entered into the Declaration of
         Trust of  Catskill  Litigation  Trust  (the  "Declaration  of  Trust").
         Pursuant to the  Declaration  of Trust,  Catskill,  MRDC and the Mohawk
         assigned  to the  Trust all of their  claims  under or  related  to the alienation and frustration of their  agreements and business  relations with the St.  Regis  Mohawk  Tribe and their  rights to any judgment or
         settlement  that  may  arise  from  any  litigation   relating  to  two
         litigations entitled Catskill  Development,  L.L.C.,  Mohawk Management
         L.L.C. and Monticello Raceway Development Company L.L.C., Plaintiffs v.
         Park  Place   Entertainment   Corporation,   Defendant   and   Catskill
         Development,  L.L.C.,  Mohawk  Management,  L.L.C.,  Monticello Raceway
         Development Company,  L.L.C.,  Plaintiffs v. Gary Melius, Ivan Kaufman,
         Walter Horn,  President  R.C. - St. Regis  Management  Company,  et al,
         Defendants  (hereinafter  referred to as the  "Litigation").  If at any time the Litigation Trustees determine,  in their absolute  discretion, that the assets of the  Litigation  Trust are not sufficient to justify its  continuance,  the Litigation  Trustees are authorized to terminate the Litigation Trust. In addition, the Litigation Trust shall terminate on the date that all  litigation  has been  fully  prosecuted  to final judgment or dismissal,  including all appeals, and all Litigation Trust assets have been distributed to the Litigation Trust's beneficiaries.

NOTE 2 - Summary of Significant Accounting Policies
         ------------------------------------------

         Use of Estimates in the Financial Statements
         --------------------------------------------

         The  preparation of financial  statements in conformity with accounting principles  generally accepted in the United States of America requires the trustees to make estimates and assumptions that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and  liabilities  at the  date  of the  financial  statements  and  the reported amounts of revenues and expenses during the reporting  period.
         Actual results could differ from those estimates.

                                      F-4

         Income Taxes
         ------------

         For Federal income tax purposes,  the Litigation  Trust is treated as a grantor trust.  Under the grantor trust rules, each holder of a unit of beneficial  interest is treated as the owner of his or her share of the
         Litigation Trust's assets, income and expenses.

NOTE 3 - Line of Credit
         --------------

         Empire,  a related  party,  has  provided the  Litigation  Trust with a line-of-credit of up to $2,500,000.  The line-of-credit can be utilized to pay  all  expenses  of the  Litigation  Trust  permitted  under  the
         Declaration of Trust,  including but not limited to  professional  fees and  Litigation  and  Administrative  Trustees fees and  expenses.  The line-of-credit  is  non-interest  bearing  and is to be repaid from any
         amounts   received  from   litigation   settlements   or  awards.   The
         line-of-credit expires upon the termination of the Litigation Trust.

NOTE 4 - Distributions
         -------------

         The  distribution  of any net proceeds from  litigation  settlements or awards,  after amounts applied to expenses of the Litigation Trust, are to be made at the sole  discretion of the Litigation  Trustees and will be distributed as follows:

         First:  An amount  necessary to pay the Litigation  Trustees their fees arising from litigation settlements or awards. (See Note 5)

         Second:  If any amounts remain,  $7,500,000  shall be paid to Empire to reimburse it for expenses  incurred in connection  with the  Litigation prior  to the  formation  of  the  Litigation  Trust  and  any  amounts outstanding under the line-of-credit.

         Third: If any amount remains after the above requirements are met, such amount  remaining  shall be  divided  among  the  beneficiaries  of the
         Litigation  Trust in proportion  to their  ownership of Units as of the date the distribution is made.

NOTE 5 - Commitments and Contingencies
         -----------------------------

         Compensation of Litigation Trustees
         -----------------------------------

         Each of the two Litigation  Trustees is entitled to annual compensation of $60,000 plus  reimbursement  of expenses  incurred  carrying out the purpose of the Litigation  Trust. In addition,  one trustee is entitled to 4%, and the other 1%, of any litigation settlements or awards.

         Compensation of the Administrative Trustee
         ------------------------------------------

         The  Administrative  Trustee is  entitled  to a $5,000  acceptance  fee
         (which  includes  the  first  month  administrative  fee) and a monthly administrative fee of $500. In addition,  the Administrative Trustee is entitled  to a custody  fee on certain  cash  balances  and  marketable securities of .5% per annum on the first  $10,000,000 of fair value and
         .3% on the excess and reimbursement for certain fees and expenses.

                                      F-5

         Expenses  Paid  by  Empire  prior  to the  Formation  of the  Trust
         -------------------------------------------------------------------

         As  discussed  in Note 4, the Trust is obligated to pay to Empire up to
         $7,500,000.  This amount represents Empire's expenses incurred prior to the formation of the  Litigation  Trust.  The amount is payable  solely from the proceeds of litigation settlements or awards.

NOTE 6 - Certain Relationships
         ---------------------

         The Litigation  Trustees are both currently members of the Empire Board of Directors.

                                       F-6

================================================================================

No one  (including  any  salesman or broker) is  authorized  to provide  oral or written information about this offering that is not included in this prospectus.

February ___, 2004

                            CATSKILL LITIGATION TRUST

                                 3,693,794 UNITS

                             -----------------------

                                   PROSPECTUS

                             -----------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

          The following  table sets forth the costs and expenses  payable by the registrant  in  connection  with  the  securities  being  registered.  With  the exception of the SEC registration fee, all amounts shown are estimates.

SEC registration fee ...................................................$      0
Legal fees and expenses ................................................  25,000
Accounting fees and expenses............................................   5,000
Blue Sky fees amd expenses..............................................   3,000
Miscellaneous expenses .................................................   2,000
Total                                                                   $ 35,000

ITEM 14.    Indemnification of Directors and Officers.
            -----------------------------------------

          The Declaration of Trust of the Registrant  provides in substance that the Registrant  shall  indemnify to the fullest extent  permitted by law (a) the
Litigation Trustees,  any affiliate of the Litigation Trustees and any officers,
directors,   stockholders,   members,  partners,   employees,   representatives,
custodians,  nominees or agents of the Litigation Trustees,  (b) the settlors of the  Litigation  Trust,  any  affiliate  of  such  settlors  and  any  partners, employees,  representatives  or agents of such settlors,  (c) the administrative trustee of the Litigation  Trust, any affiliate of such  Administrative  Trustee and any officers,  employees,  representatives  or agents of the  administrative trustee and (d) any officer,  employee or agent of the  Litigation  Trust or its affiliates in connection with any threatened,  pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or investigative by any person  arising  out of or  relating  to the  Litigation  Trust  or any  acts or omissions  of the  Litigation  Trustees or the  administrative  trustee in their
capacity  or   purportedly   in  their   capacity  as  Litigation   Trustees  or
administrative  trustee  against  any  and  all  losses,  liabilities,  damages, judgments,  demand, suits, claims,  assessments,  charges,  fines, penalties and other costs and expenses,  including attorneys' fees and expenses and other fees and  expenses  associated  with  the  defense  of a claim  or  incurred  by such indemnified person in obtaining  indemnification under the Declaration of Trust.
Such  indemnification  (other  than an order  by a  court)  shall be made by the
Registrant  only  upon a  determination  that  indemnification  is proper in the circumstances  because the individual  met the  applicable  standard of conduct.
Advances for such indemnification may be made pending such determination.

          The  Registrant's  authority to indemnify  its trustees is governed by the  provisions  of Section  3817 of the  Delaware  Statutory  Trust Act,  which states:

                                      II-1

          Subject to such standards and  restrictions,  if any, as are set forth in the governing  instrument of a statutory  trust, a statutory trust shall have the power to  indemnify  and hold  harmless any trustee or  beneficial  owner or other person from and against any and all claims and demands whatsoever.

          Insofar  as   indemnification   for  liabilities   arising  under  the
Securities  Act may be permitted to directors,  officers or persons  controlling the  registrant  pursuant to the foregoing  provisions,  the Registrant has been informed  that in the opinion of the  Securities  and Exchange  Commission  such indemnification  is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.
            ---------------------------------------

          In connection  with the formation of the Registrant and the completion of the  Consolidation,  the  Registrant  issued on January 12, 2004, in a single transaction,  22,702,896  Units,  representing all of its currently  outstanding
Units, pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.    Exhibits and Financial Statement Schedules
            ------------------------------------------

            (a)  Exhibits:

NUMBER        DESCRIPTION OF EXHIBIT
------        ----------------------

    *3.1      Certificate of Trust of  the Registrant.
    *3.2      Declaration of Trust of the Registrant.
    *4.1      Specimen Certificate for the Registrant's Units.
      *5      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
   *10.1      Line of Credit dated January 12, 2004 between the Registrant and
              Empire Resorts, Inc. and related promissory note.
   *23.1      Consent of accountants.
   *23.2      Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
              (contained in Exhibit 5).

       *      Filed herewith.

              (b)  Financial Statement Schedules:    None

ITEM 17.    Undertakings.
            ------------

          Insofar  as   indemnification   for  liabilities   arising  under  the
Securities  Act of 1933, as amended (the  "Securities  Act") may be permitted to directors,  officers and controlling  persons of the Registrant  pursuant to the foregoing provisions,  or otherwise, the Registrant has been advised that in the opinion of the  Securities  and  Exchange  Commission  such  indemnification  is against  public  policy as expressed in the  Securities  Act and is,  therefore, unenforceable.  In the  event  that a claim  for  indemnification  against  such liabilities  (other than the payment by the  Registrant of expenses  incurred or paid by a  director,  officer or  controlling  person of the  Registrant  in the

                                      II-2

successful  defense  of an  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

          Pursuant  to the  requirements  of the  Securities  Act of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City  of New  York,  State  of New  York  on the 6th day of
February, 2004.

                                              CATSKILL LITIGATION TRUST

                                              By:   /s/ Joseph E. Bernstein
                                                 -------------------------------
                                                      Joseph E. Bernstein
                                                      Litigation Trustee

                                              By:  /s/ Paul A. deBary
                                                 -------------------------------
                                                      Paul A. deBary
                                                      Litigation Trustee

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